EXECUTION VERSION
CONSENT AND WAIVER
This Consent and Waiver (this “Consent”), dated as of March 8, 2018 (the “Effective Date”), is entered into by and among (a) AURIS MEDICAL HOLDING AG, a company organized under the laws of Switzerland (“Borrower”), (b) the several banks and other financial institutions or entities party hereto as a lender (collectively, referred to as “Lender”), and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and Lender (in such capacity, the “Agent”). To the extent not otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement (as defined below).
WITNESSETH:
WHEREAS, Borrower, Lender and the Agent are parties to a Loan and Security Agreement dated as of July 19, 2016 (the “Loan Agreement”);
WHEREAS, Borrower has notified Lender and the Agent that Borrower intends to enter into a merger transaction whereby Borrower will merge with and into AURIS MEDICAL NEWCO HOLDING AG, a company organized under the laws of Switzerland (“NewCo”) with NewCo surviving the merger (the “Merger”). The Merger is to be effectuated in accordance with Swiss law pursuant to the terms of a Merger Agreement dated February 9, 2018 by and between Borrower and NewCo in the form attached hereto as Exhibit A (the “Merger Agreement”);
WHEREAS, Section 7.9 of the Loan Agreement prohibits the occurrence of the Merger. Borrower has requested that Lender and Agent consent to the occurrence of the Merger;
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:
1.Consent. In reliance upon the representations, warranties and covenants of Borrower herein, in the Loan Agreement and the other Loan Documents, and in the Merger Agreement, Lender and the Agent hereby consent to the consummation of the Merger in accordance with the terms of the Merger Agreement, and (ii) waive compliance by Borrower with the provisions of Section 7.9 of the Loan Agreement which would otherwise prohibit consummation of the Merger (and any Event of Default under Section 9.2 which would arise from such non-compliance). The foregoing consent and waiver is expressly subject to and conditioned on each of the following terms and conditions:

A.
The Merger shall be consummated on or before March 31, 2018 (the “Closing”) upon substantially the terms contained in the Merger Agreement and without any material amendment or modification thereto (it being agreed that any amendment or modification to the Merger Agreement which may be adverse to the interests of Lender or the Agent shall be deemed to be material) and in accordance with resolutions duly adopted by the Board of Directors of Borrower and NewCo and applicable law.

B.
No Event of Default (other than any Event of Default waived herein) shall have occurred on or after the date hereof prior to the Closing of the Merger and no Event of Default (other than any Event of Default waived herein) shall exist immediately prior to, or after giving effect to, the Closing of the Merger.

C.	No cash consideration shall be paid by Borrower in connection with the Merger.

D.	The assets of NewCo acquired by means of the Merger shall be free and clear of any and all Liens (other than Liens that will be released simultaneously with the Closing of the Merger).

E.
Borrower shall deliver to the Agent true and complete copies of the final Merger Agreement and all other documents, instruments and agreements executed in connection with the Merger promptly after the Closing of the Merger.

F.
On or before the date that is 5 (five) business days after the consummation of the Merger, (a) NewCo shall execute and deliver to Hercules Capital, Inc., in its capacity as Lender (the “Warrantholder”), a Warrant Agreement (the “NewCo Warrant”) substantially the form attached hereto as Exhibit B, in exchange for and replacement of that certain Warrant Agreement dated July 19, 2016, as amended, between the Warrantholder and Borrower (the “Borrower Warrant”), which NewCo Warrant shall be exercisable for such number of NewCo Common Shares as shall equal (i) US$617,500, divided by (ii) the Exercise Price (as defined in the NewCo Warrant and which shall initially equal US$39.40) and (b) Borrower shall deliver to the Agent, (i) evidence of the consummation of the Merger, (ii) such documents and instruments as the Agent deems necessary or advisable for NewCo to become a “Borrower” under the Loan Agreement and to grant to the Agent, for the benefit of Lender, a continuing Lien, pledge and security interest in and to the assets of NewCo, (iii) such other documents and instruments as the Agent deems necessary or advisable to grant to the Agent, for the benefit of Lender, a perfected first priority Lien, pledge and security interest in the Collateral described in the Loan Agreement (substantially as described in Section 3 of the Loan Agreement), (iv) any documents required by the Agent in order for the Agent and Lender to be capable of exercising their rights as a secured lender in respect of the assets of NewCo, (v) evidence that the assets of NewCo are insured in accordance with the requirements of the Loan Agreement, (vi) a secretary’s certificate of NewCo, in a form reasonably satisfactory to the Agent, with appropriate insertions and attachments, and (vii) a legal opinion of Swiss counsel to the Agent relating to the matters described above, which opinion shall be in form and substance reasonably satisfactory to the Agent.

2.Conditions to Effectiveness. Lender, the Agent and Borrower agree that this Consent shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender and the Agent:

(a)The Agent shall have received a fully-executed counterpart of this Consent signed by Borrower;
(b)The accuracy of Borrower’s representations and warranties set forth in Section 3 below; and
(c)Lender and the Agent shall have received payment for all reasonable and documented out-of-pocket fees and expenses incurred by Lender and the Agent in connection with this Consent, including, but not limited to, all legal fees and expenses, payable pursuant to Section 11.11 of the Loan Agreement.

3.Representations and Warranties. Borrower hereby represents and warrants to Lender and the Agent as follows:
(a)Representations and Warranties in the Loan Agreement. The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct as of such earlier date; provided that for purposes of this Section 3(a), Schedule 5.9, Exhibit D and Exhibit E of the Loan Agreement are revised as set forth in Exhibit C hereto.

(b)Authority, Etc. The execution and delivery by Borrower of this Consent and the performance by Borrower of all of its agreements and obligations hereunder are within the corporate authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Consent does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(c)Enforceability of Obligations. This Consent constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d)No Default. Before and after giving effect to this Consent (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default (other than any Event of Default waived herein), and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(e)Event of Default. By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.

4.    Reaffirmations. Borrower hereby confirms that all of the terms and conditions of the Loan Agreement and the other Loan Documents not waived herein remain in full force and effect. Nothing contained in this Consent shall in any way prejudice, impair or effect any rights or remedies of Lender or the Agent under the Loan Agreement and the other Loan Documents. Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents.

5.Miscellaneous.
(a)    This consent has been negotiated and delivered to the Agent and Lender in the State of California, and shall have been accepted by the Agent and Lender in the State of California. This Consent shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(b)    The captions in this Consent are for convenience of reference only and shall not define or limit the provisions hereof.
(c)    This Consent expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. This Consent is a Loan Document.
(d)    Any determination that any provision of this Consent or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Consent.
(e)    The parties hereto shall execute and deliver such additional documents to take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Consent.
(f)     This Consent shall be binding upon and insure to the benefit of the parties hereto and their respective legal representatives, successors or assigns.
(g) The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Consent.
(h)    This Consent and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import this Consent or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form (including PDF), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.
(i)     No provisions of this Consent are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than the Agent, Lender and Borrower and all provisions of this Consent will be personal and solely among the Agent, Lender and Borrower.
(j)     The provisions of Section 11.10 of the Loan Agreement (Mutual Waiver of Jury Trial/Judicial Reference) are incorporated by reference into this Consent mutatis mutandis.

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IN WITNESS WHEREOF, Borrower, the Agent and Lender have duly executed and delivered this Consent as of the day and year first above written.
BORROWER:

AURIS MEDICAL HOLDING AG

By:    ___/s/ Thomas Meyer___________
Name:    ____Thomas Meyer_______
         Its:    Chairman & CEO________

(Signature Page to Consent)

Accepted in Palo Alto, California:
AGENT:

HERCULES CAPITAL, INC.

By:    ____/s/ Jennifer Choe______________
Name:    _____Jennifer Choe__________
Its:    __Assistant General Counsel___

(Signature Page to Consent)

LENDER:
HERCULES CAPITAL, INC.

By:    ____/s/ Jennifer Choe______________
Name:    _____Jennifer Choe__________
Its:    __Assistant General Counsel___

(Signature Page to Consent)